Chemung Financial Corporation One Chemung Canal Plaza P.O. Box 1522 Elmira, New York 14902 (607) 737-3711
For Immediate Release: November 19, 2008

Chemung Financial Board
Authorizes Share Repurchase

Chemung Financial Corporation (OTCBB:CHMG) today announced that its Board of Directors have authorized the repurchase of up to 90,000 shares of the Company's outstanding common stock, during the next twelve months. Purchases will be made from time to time on the open market or in privately negotiated transactions, and will be at the discretion of management. This program replaces a stock repurchase program that was approved in November 2006 by the Company's Board of Directors and expired this month.

In making this announcement, Ronald M. Bentley, President and CEO, stated:

We believe this decision is in the best interests of all shareholders. The recent market value of our shares in the area of $23.25 represents an excellent value and the shares are clearly an attractive investment of our surplus funds. This decision also expresses the high confidence of our Board of Directors in the future of our company.

Chemung Financial Corporation, headquartered in Elmira, New York, was incorporated in 1985 as the parent holding company of Chemung Canal Trust Company, a full service community bank with full trust powers, which was established in 1833. Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services and insurance. CFS Group, Inc. was founded in 2001.

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The full text of this press release may be found at www.chemungcanal.com

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, corporate objectives and possible losses due to asset quality. These statements constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Chemung Financial Corporation assumes no duty, and specifically disclaims any obligation to update forward-looking statements, whether as a result of new information, future events or otherwise, and cautions that these statements are subject to risks and uncertainties that could cause the Corporation's actual operating results to differ materially.